Exhibit 3.1

JJ~~1'?-~~:tt ' •; ',' • ·:~' l1" • ••,'.fi:c••·,I•' ,· • :;--· "\ '•:.,,I.'· ~~3'.r;,,., ULT!,A '\w .. rcs CORPORATION •• * *. ~~ * * ••• * ~. * I ......... ~-', ...... ..\ ....... ,~. ~I CERTIFICATE OF INCORPORATION • * • * • * • • * * * • * * * • * Organized under too lawb or the STATE OF D~LAWARE • * * • • * • • • • • * * * * * * ~ I~ •• :", J' •1• JI. r,.,•:·.;; •• {:;·.:,~·.:_,,U~j;~;~~;~\~;~}:I::. - ••• t4; ·: • ... _.:t~r::.'.){ ~-~ .-').~}'_:-.: 0 "-., ~ ' -' .._f LL... - oc, ~ "~~ ! a 1/'J ~- UJ ... ~ > ► -. 't <,( LU :I: '~ ; c.., '(~: LU 0::. \ I ... ':,:

CERTIFICATE OF INCORPORATION

OF

ULTRA DYNAMICS CORPORATION

* * * * *

FIRST. The name of the corporation is

ULTRA DYNAMICS CORPORATION

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee, or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as lessor, distribute, export and otherwise dispose of, and generally to trade and deal in and with, as principal, agent or otherwise, cleaning products and equipment, ultra violet ray equipment, water purifying equipment and electrical, mechanical and chemical equipment of all kinds, and any and all machinery, tools, equipment, appliances, devices, supplies and materials used or useful in connection with or incidental to any of the foregoing.

To pursue, prosecute, and engage 1n nuclea.z• researc~ and technical 1m,·estigat1on, and to employ and maintain a_ etatf ot research technicians, consultants and f · exports tor the purpose ot carrying on such nucle~r re-search. To build, construct, establish maintain and operate laboratories and such 'buildings as may be useful, or necescary to the pursuit or neclear research. To manufacture, purchase or otherwise acquire, invest in, own, :niortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, Ii wares and merchandise and personal property or every class /! ,! II and desc~iption. i! ,! To acquire, and pay for in cash, stock or bonds j of this corporation or otherwise, the good will, rights, I II Ii 11 11 assets and property, and to undertake or assume tt.e whole or any part 01· the obligations or liabilities of' any per-sen, firm, association or corporation. To acquire, hold1 use, sell, as~1gn, lease, grant licenses in ree~ect or, mortgage or otherwise rtispose of letters patent of the United State~ or any foreign country, patent rights, licenses and privileges, inventions, improve-ments and p:'Ocesses, copyrights, trade-marks and trade name 0 , relating to or useful in connection with any bu31ness of this corporation. To acq~ire by purchase, subscription or otherwise, and to re~eive, hold, own, 3uarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and w!th any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, ~crip, warrants, rights, bonds, debentures, notes, trust receipts, and other securi~ies, obligations,

!' ... • choses in ac.tion and evidences ot indebtedness or int°'rest issued or created by any corporations, Joint stock companies syndicates, associations, firms, trusts or persons, public or private, or by the government of the United Staten or America, or by any foreign government, or by any state, ,: territory, province, municipality or other political a:.ub- ' division or by any governmental agency, and as owne~ thereof to possess and exercise all the rights, powers and privilege of ownership, including the right to execute consents and H II vote thereon, and to do any and all acts a.nd things neces-ii sary or advisable ror the preservat.ion, :Protection, improve- r, " ;! ,; ment and enhancement in value thereof. ,, :! '!'O enter into, make and perform contracts of eve ;i l! kind. and description with any person, firm, association, 'I !1 ii ! ii '1 ii corporation, municipality, county, state, body politic or government or colony or dependency thereof. To borrow or raise moneys for any of the purposes 11 !, or the corporatior. and, from time to time w1 thout limit as ·1 1, to amount, to draw, make, accept, endorse, execute and issue ii Ii I ., promissory notes, d:ra.fts, bills of exchange, warrat.ts, bonds, debentures anu other negotiable or non-negotiable instru-ments ~nd evidences of indebtedness, and to secure the pay-ment of any thereof and of the interest thereon by mortgage upon or ple<i3e, conveyan~e or assignment 1n trust of the whole or any part of the property of the corporation, whethe at the time owned or thereafter acqu1rej, and to sell, pledge or otherwise 11spose of such bonds or other obliga-1 1 tion;3 of the corporation for its corporate purposes. I i To loan to any person, firm or corporation an~: of I its surplus funds, eithe~ with or witho~t security.

., ... • To purchue, hold, sell and transfer the shares of its own capital stock; provided it shall not use its I, funds or property £or the purchase of 1 ts own shares of !I !! I! l\ :, :I ii fi ,. capital stock when such use wo~ld cause any impairment or its capital except as otherwise permitted by law, and pro-vided further that shares of its own capital stock belonging to 1t shall not be voted upon directly or indirectly. To have one or more offices, to carry on all or any of 1tG operations and bus1nes~ and without rest~iction :· or limit as to amount to purchase ::>r otherwise acql.lire, hold, own, mortgage, sell, convey or other·wise dlspose of, real and personal property of every class and d~scr1pt1on !: in any of the states., districts, territories or colonies of 1: i the United States. and in any and all for.eign countries, ,I :I subject to the la1's of such state, district, territory, I' ! i colony or country. Ii In general, to carry on any other business in ii ~ 1 1 connection with the foregoing, and to have ar;d exercise all I i the powers conferred by the laws of Delaware 1pon corpora- !, tions formed unde:::- the General Corporation Lai. of the State ii of Delaware, and to do any or all of the thing.3 hereinbefore H i set forth to the same extent as nati.:ral persons might or could do. The objects and purposes specified in the fore-going clau.;e3 shall, except where otherwise expre:ised, be in nowise limited or restricted by reference to, o~ infer-I ence from, the terms of any other clause in this <.:f:.'rtificate q 11 ii 01' incorporation, but the objects and purposes spec_.fied in Ii Ii each 01' the fo:·c~oing clauses of this article :::.hall be re-l! ,, gcirded as independent objects and purposes. It

FOUR'.tH. 'Dle total number or shares ot stock whic~ the corporation shall have authority to issue 1s two million I (2,000,000) and the par value of each of such shares 1s Ten Cer.ts (l<>t') amounting 1n the aggregate to '!Wo Hundred Thousand Dollars ($200,000.00) No stockholder of this corporation shall by reason of his hol<iing shares ot any class hav£: any pre-emptive or preferential right to purchase or subscribe to any shares of ii any class of this corporation, now or hereafter to be /I Ii authorized, or any notes, debentures, bonds, or other securi- :i ii / 1 ties convertible into or careying options or warrants to purchase shares of any class, now or hereafter to be author- , ized, whether or not the issuance or any such shares, or 1: ,! 1: ;I I I ii ~ II i I I I I i ! l: i' such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, 1~ its discretion from time to time may grant and at such price as the board of directors 1n its d1scret1or may fix; and the board ot directors may issue shares of an.v clase of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of f!nY class, without offering any such shares of any class, either in whole or in part, to the existing sto~Kholders of any class. FIFTH. The minimum amount of capital with which the corporation will commence ~usiness is One Thousand SIXTH. The na,nes and places of residence of the incorµorators are as follows:

;-:·';), i: '~ \ 'i;{f ., i! ·- ·• NAMES ~ENCE$ s. R. L1Yeaay Wilmington, Delaware L.A. Schoonaker Wilmington, Delaware s. s. Galaaka W111111ngton, Delaware SEVEN'l~. 'Ibe corporation is to have perpetual EIGHTH. The private property of the stockholders shall not be subject to the payment or corporate debts to any exterit whatever. furtherance and not in limitation of the powers conferred by' statute, the board of directors is ex~ressly authorized: To make, alter or repeal the by-laws of the corporation. I ! 11, To authorize and cause to be exe~uted mor·tgages 'I and liens upon the real and personal property of the j corporation. To set apart out of any of the funds of the corpo ration available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created. By resolution passed by a majority of the whole board, to designate one or more col11l111ttees, each committee to consist of two or more of the directors of the corporatio which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the bus1nesc and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or

! herearter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. WE, THE UNDERSIGNED, being each of the incorpora-tors hereinbefore named, !'or the purpose or forming a cor- ,j Ii poration pursuant to the General Corporation Law of the li ii State of Delaware, do make this certificate, hereby declar- ,: ing and certifying that the facts herein stated are t1"Ue, ii ;: and accordingly have hereunto set our hands and seals this 15th day of May A. D. 1961 . 7 I :i STATE OF DELAWARE ;! COUN'l\Y OF NEW CASTLE i,t ..I ii !! BE IT REMEME·ERED that on thl s 15tt..1ay of May A. D. 1961, personally cane before me, a Notary Public for the State of Delaware, S. H, Uvesay, L, A. ,: Schoonmaker and S. S. Galaska, all of the parties to the· ll \, 'I Ii foregoing certificate of incorporation, known to me per-sonally to be such, and severally acknowledged the said cer-tificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth. .. ,?(1\'.:;;-, ' ) 1 1 GIVEN under my hand and seal of ;. ,. ~ .. \ t:. , ~ t 1j 1 1i ,, year a f CH": 5cl id . .'::~ '.;, " Ii ,,;,-·:.:- l ' :! ,, il /!... ii

\~1_~"'·~ ..~ ~ ~ ~ 3. .. .. . ~ •..r r~ t) 0 f;f ~ a o ~I: .o -~!'- •' ~ .. .,' .., ~ ·~ .. ' • .\··,.· ..... : . --~'\ .. , ,· "! ~· ULTRA DYNAMICS CORPORATION * ~ * * * * ~ * • * * * * * « * * * ~ * CEHTIPICATE OF AMENDMENT OF CERTIFICATE OF INCORPOH.ll'rION * * • * • * * * * * * * * * * * * * * * Organized upder the '.aws of the STATE OF D?LAWARE * * * ~ * * * • * * ~ * * * * * * * * * ~ c:?> - l. r·•. , .. .... ~ ' ►~·" ' ~ ..--• ~ ' \ .. L!... • i\;;~{1:~~iK~t\~.;ti;:.; :/,~'.il~i~,v,:L'.,~~it, ;,t,9Af?-tt ·. ;r.~~7~~.;1~,~~:~~~,~~I,,. I ?~?:·. 4.i. *** ,w,. 2 •. z. :z»~ .. !4 Z4£.1 ._.,UH. 4 ,,44.M-.1 .A.A4.4..¥l#.t •.. LW . ..St..41.&S..Z J#Q(Q.44 JJ4.UP .. JZ. 2 .l&U&Zlk .. - \ I .,i' j

' CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ULTRA DYNAMICS CORPORATION ULTRA DYNAMICS CORPORATION, a corporation or5anized and extsting under and by virtue of the Genei·al Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of ULTRl DYNAr-lICS CORPORATION, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and-calling a meeting of the stockholdP-rs of said corporr~ion for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that· the Certificate of Incorporation of this corporation be amended bl changing the Article thereof numbered "FOURTH' so that, as amended said Article shall be and read as follow~: j· r I I I I I i ! I t

Article Fourth

The total number of shares of stock which this corporation is authorized to have outstanding at any one time is Three Million Five Hundred Thousand (3,500,000) shares which shall be divided as follows:

(a) Three Million (3,000,000) shares of Common Stock having a nominal or par value of Ten Cents ($.10) per share.

(b) Five Hundred Thousand (500,000) shares of Preferred Stock having a nominal or par value of Ten Cents ($.10) per share.

The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classifications of stock shall be as follows:

Section A—Preferred Stock

1. Shares of the Preferred Stock may be issued in one or more kinds, subdivided into classes and series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any kind, class, and series of Preferred Stock, the designation of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series, and the qualifications, limitations or restrictions thereof, including the following:

(a) The distinctive designation and number of shares comprising such kind, class, and series, which number may (except where otherwise provided by the Board of Directors in creating such kind, class, and series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The dividend rate on the shares of that kind, class, and series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that kind, class, and series over shares of any kind, class, and series;

(c) Whether the shares of that kind, class, and series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) Whether that kind, class, and series, shall have a sinking fund for the redemption or purchase of shares of that kind, class, and series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights to which the holders of the shares of that kind, class, and series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that kind, class, and series;

(f) Whether the shares of that kind, class, and series shall be convertible into or exchangeable for shares of stock of any class or any other kind, class, and series of Preferred Stock, and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

2

(g) Whether the shares of that kind, class, and series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(h) Whether the issuance of any additional shares of such kind, class, and series, or of any shares of any other kind, class, and series, sh ll be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other kind, class, and series;

(i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such kind, class, and series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

3. Payments of dividends shall be as follows:

(a) The holders of Preferred Stock of each kind, class, and series designated as cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article III and no more;

(b) The holders of Preferred Stock of each series designated as non-cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article III and no more;

(c) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all kinds, classes, and series then issued and outstanding and entitled to receive such dividend;

(d) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative kinds, classes, and series of Preferred Stock with respect to all past dividend periods and unless all dividends of all kinds, classes, and series of Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund of any kind, class, and series of Preferred Stock. The foregoing provisions of this Paragraph (d) shall not, however, apply to a dividend payable in Common Stock;

(e) No dividends shall be deemed to have accrued on any share of Preferred Stock of any kind, class, and series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such kind, class, and series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

4. In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each kind, class, and series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such kind, class, and series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of shares of each such kind, class, and series on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all out-

3

• . . .. standing Preferred Stock of aD kind, class, and 8Cries, or duly provided for, the remaining assets of the Corporation shall be available for distn1>ution among the holders of the Common Stock (as provided in Section B(2) of this Article Ill). If upon any such liquidation, dissolution, distribution of assets or winding~up, the net assets o£ the Corporation available for distribution among the holders of any one or more kind, class, and series of the PreferreJ Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation. dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewhh, shall be insufficient to make payment in full of the preferen• tial amount to which the holders of such share:, shall be entitled, then such assets shall be distributed among the holders of rad, such kind, class, and series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distnoution if aII amounts payable on or with respect to such share were paid in full. Neither the consolidation or merger of the Corpor:ttion, nor the s.,lc, lease or conveyance (whether for cash, 5eeurities or other property) of all or p.,rt of its assets, shall be deemed a liquid.,tion, dissolu-tion, distribution of assets or winding-up of the Corporation within the meaning of the foregoing p•-,. Yisions. S. Excq,t to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Section A of Article lit, the shares of the Preferred Stock shall ha,·e no votin: power with respect to any matter whatsover. In no ~nt shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. 6. Shares of Preferred Stock which have h~n redeemed, com·erted, exchanved, purcl1ased. retired or surrendered to the Corporation, or which h:n-e been reacquired in any manner, shall have the status of authorized ;md unissucd Preferrrd St.><:k and may he reis~ued hy the Bo.,rd of Directors as shares of the same or any other series. SECTro:-. B-C01010N STOCK 1. After the requirements with respect to ;,referential di\'idends, if any, on the Preferred Stock (fixrd pursuant to Paragraph 2(b) of Section A and as furthtr provided for in Paragraph 3 of Section A, both of this Article III) shall havt been met, nnd afttr the Corporation shall ha,·e complied with all the requirements, if any, with respect to the setting :u,ide of sums in a sinking fund for the purchase or redcmptitm of shares of any kihd. class, and series of Prefer.ed Stock (fixed pursuant to Paragr1ph 2(c) and (d) of Section A of this Article III), then and not otherwise, the holders of Common Stock shall receh·e, to the extent ~rmitted by law, such dividends as may be d<'C!ared from time to time by the Board of Directors; 2. Afttt distribution in full of the preferential amount, if any (fixed pursuant to Paragraph 2(e) of Section A of this Article Ill), to be distributed to the holders of Prl'frrred Stock, in the event of t'-e voluntary or im,-oluntary liquidation. dis$0lt1tion, distrihntion of assets or winding-up of the Cor-poration, the holders of the Common Stock shall be entitlecl to receh·e ;iil the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respecth·ely; 3. Except as may be otherwise required by Jaw or by this Cutificnte o' Incorporation. l'ach holder of Common Stock shall have one vote: in respect of each share of such sto~k held by him on all matters voted upon by :~e stockholders. S£crroN C-OntER Paovmoss t. The stockholders of the Corporation :trl' exprc~sly denied the prel'mpti\·c right to subscribe to any or all additional issues of stock of the Corporation of any or all classifi,atiuns, kinds, classes or series thtreof. 2. Any and all shares i~s1\e<l hy the Corporation for which the full consid<'ration has l,ec'l p:ti<l or delivered shall be! dremed fully paid and nonassess.1ble shares. _JII'

SECOND: That thereafter, pursuant to resolution of its Board or Directors, a special meeting of the stockholders ~f said corporation was duly called and held, upon notice ~n accordance with section 222 of the General Corporation Law of the State or DP.laware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: 'lbat said amendment waa duly adopted in ac-cordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FOUR'lll: That the capital of said corporation will not be reduced under or by reason of said amendment. IN WI'ffiF.SS WHEREOF, said ULTRA DYNAMICS CORPORATION, has .caused its corporate seal to be hereunto affixed and thie ULTRA DYNAMICS CORPORATivN ATTEST: B~r-- - 5 -

STATE OF COUNTY OF • • • .. . as: " BE IT REMEMBERED that on this /J day of 19Jf, personally came before me, a Notary Public 1n and for th~ County and State aforesaid, ~ a/t;.; '/J;. f' ~J President of ULTRA D~AMICS CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and ar.knowledged the said certificate to be his act and deeJ and the ~ct and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation. IN WITNESS WHEREOF, I have hereunto set my hand and - 6 - ,. NO" I\P f F-UPllC nr ""[W JfRSE'Y Mr CO"""'SSIO,. [lP1lllS /~If. JO ,H7.J

830151619

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ULTRA DYNAMICS CORPORATION

....

ULTRA DYNAMICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amended is as follows:

RESOLVED: That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amendment, said Article shall be and read as follows:

ARTICLE FOURTH:

The total number of shares of stock which this Corporation is authorized to have outstanding at any one time is Six Million Five Hundred Thousand (6,500,000) which shall be divided as follows:

(a) Six Million (6,000,000) shares of Common Stock having a nominal or par value of Ten Cents ($.10) per share;

(b) Five Hundred Thousand (500,000) shares of Preferred Stock having a nominal or par value of Ten Cents ($.10) per share.

The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classifications of stock shall be as follows:

SECTION A - PREFERRED STOCK

(1) Shares of the Preferred Stock may be issued in one or more kinds, subdivided into classes and series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

(2) Authority is hereby expressly granted to the Board of Directors to fix, from time to time, by resolution or resolutions providing for the issue of any kind, class, and series of Preferred Stock, the designation of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series, and the qualifications, limitations or restrictions thereof, including the following:

00002

1

(a) The distinctive designation and number of shares comprising such kind, class, and series, which number may (except where otherwise provided by the Board of Directors in creating such kind, class, and series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The dividend rate on the shares of that kind, class, and series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that kind, class, and series over shares of any kind, class, and series;

(c) Whether the shares of that kind, class, and series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) Whether that kind, class, and series, shall have a sinking fund for the redemption or purchase of shares of that kind, class, and series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights to which the holders of the shares of that kind, class, and series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that kind, class, and series;

(f) Whether the shares of that kind, class, and series shall be convertible into or exchangeable for shares of stock of any class or any other kind, class, and series of Preferred Stock, and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(g) Whether the shares of that kind, class, and series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(h) Whether the issuance of any additional shares of such kind, class, and series, or of any shares of any other kind, class, and series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other kind, class, and series;

(i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such kind, class, and series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

(3) Payments of dividends shall be as follows:

00003

2

(a) The holders of Preferred Stock of each kind, class, and series designated as cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article IV and no more.

(b) The holders of Preferred Stock of each series designated as non cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article IV and no more;

(c) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all kinds, classes, and series then issued and outstanding and entitled to receive such dividend;

(d) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative kinds, classes, and series of Preferred Stock with respect to all past dividend periods and unless all dividends of all kinds, classes, and series of Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund of any kind, class, and series of Preferred Stock. The foregoing provisions of this Paragraph (d) shall not, however, apply to a dividend payable in Common Stock.

(e) No dividends shall be deemed to have accrued on any share of Preferred Stock of any kind, class, and series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such kind, class, and series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

(4) In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each kind, class, and series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such kind, class, and series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolution or resolutions of the Board of

000004

3

Directors to be received by the holders of shares of each such kind, class, and series on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all kind, class, and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock (as provided in Section B(2) of this Article IV). If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more kind, class, and series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such kind, class, and series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payment on or with respect to such share were paid in full.

Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding up of the Corporation within the meaning of the foregoing provisions.

(5) Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Section A of Article IV, the shares of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

(6) Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been re-acquired in any manner, shall have the status of authorized and unissued Preferred Stock and may be re-issued by the Board of Directors as shares of the same or any other series.

SECTION B - COMMON STOCK

(1) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph 2(b) of Section A and as further provided for in Paragraph 3 of Section A, both of this Article IV) shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any kind, class, and series of Preferred Stock (fixed pursuant to Paragraph 2(c) and (d) of Section A of this Article IV), then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors;

(2) After distribution in full of the preferential amount, if any (fixed pursuant to Paragraph 2(e) of Section A of this Article IV), to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation,

4

the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively;

SECTION C - OTHER PROVISIONS

(1) The stockholders of the Corporation are expressly denied the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classifications, kinds, classes or series thereof.

(2) Any and all shares issued by the Corporation for which the full consideration has been paid or delivered shall be deemed fully paid and nonassessable shares.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, said ULTRA DYNAMICS CORPORATION, has caused its corporate seal to be hereunto affixed and this Certificate to by signed by GEORGE G. SOLYMAR, its President, and attested by REUBEN M. SIWEK, its Secretary, this 28th day of April, 1983.

(CORPORATE SEAL)

ULTRA DYNAMICS CORPORATION

BY: ______________________
GEORGE G. SOLYMAR, President

ATTEST:

BY: ______________________
REUBEN M. SIWEK, Secretary

5

000006

STATE OF NEW YORK COUNTY OF WESTCHESTER ) ) ss.: ,,., .. . . • • On the\oY,-lay of April, 1983, personally came before me. a Notary Public in and for the County and State•• aioreaaid, GEORGE G. SOL\MAR, PreRident of ULTRA DYNAMICS CORPOBATlON, a Corpnration of the State of Delaware, and he duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of eaid Corporation and the facts stated therein are true; and that the •••l affixed to the said Certificate and attested by the Secrecary of said Corporation is the comnon or corporate seal of said Corporation, IN WITNESS WHEREOF, 1 have hereunto aet my hand and seal of office the day and year aforeeaid. ·.~ (SEAL) 6

8301640012

FILED
10 am
JUN 13 1983
[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

....

Ultra Dynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Ultra Dynamics Corporation on April 28, 1983, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is Pureflow Incorporated"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held on April 28, 1983, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

00002

IN WITNESS WHEREOF, said Ultra Dynamics Corporation has caused this Certificate to be signed by GEORGE G. SOLYMAR, its President and attested by REUBEN M. SIWEK, its Secretary, this 6th day of May, 1983.

ULTRA DYNAMICS CORPORATION

BY: [signature]
GEORGE G. SOLYMAR
President

ATTEST:

[signature]
REUBEN M. SIWEK, Secretary

00003

... ,. . • - STATE OP COLIFORNIA ) COUNTY OF LOS ANGELES) SS,; .. . 1,111 On theJf' day of Hay, 1983. personally came before me. a Notary Public in and for the County and State as aforesaid, GEORGE G, SOLYMAR, President of ULTRA DYNAMICS CORPORATION, a Corporation f the State of Delaware, and he duly executed said Certificate before me and acknowledged the aaid Cert\flcate to be the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to the said Certificate and attested by the Secretary of the Corporation is the co111JDOn or corporate seal of said Corp~ration. IN WITNESS WHEREOF• I have hereunto set my hand and seal of office the day and year aforesaid. ~-~ NOTARY PUBLIC {SEAL) U0\)04 ..',,·.

7260063 **FILED**

SEP 17 1987

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PUROFLOW INCORPORATED
(Pursuant to Section 242)

PUROFLOW INCORPORATED, a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

__FIRST__: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of the Stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

__RESOLVED__: That the Certificate of Incorporation of this Corporation be amended by adding a new section 12 to such Certificate of Incorporation titled "Section 12. Limitation of Liability of Directors" as follows:

"Section 12. Limitation of Liability of Directors.
"(A) A Director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

"(B) Any repeal or modification of the foregoing paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to, or at the time of, such repeal or modification."

IN WITNESS WHEREOF, said PUROFLOW INCORPORATED, has caused its Corporate Seal to be hereunto affixed and this Certificate to be signed by George G. Solymar, its President, and attested by Reuben M. Siwek, its Secretary, this 4th day of September, 1987.

PUROFLOW INCORPORATED

BY: _______________
George G. Solymar, President

Attest:

BY: _______________
Reuben M. Siwek, Secretary

' .. ,· " STAT! OP NEV YORK ) COUNTY OF WESTCHESTER ) ss.: On the 5th day of Septeab.r • personally came before ae, a Notary Public in and for the County and State aa aforeeaid, GEORGI G. SOLYKAll, Preaident of PUROFLOW INCORPORATED, a Corporation of the State of Delaware, and he duly executed Mid Certificate before 111e and acknowledged the ••id Certificate to be hi• act and deed and the act and deed of said Corporation and the fact ■ atated the-r.in are true; and that the seal affixed to the Mid Certificate and atteated by the Secretary if said Corporation ia the coamon or Corporate Seal of ••id Corporation. IN WITNESS WHEREOF. I have hereunto set my hand and seal of office the day and year aforesaid. (SEAL)

I I L CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF Puroflow Incorporated * * * * * * FILED Puroflow Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST: That the Board of Directors of said corpora-tion, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation: RESOLVED, that the Certificate of Incorporation of Puroflow Incorporated be amended by changing the first three paragraphs of the Fourth Article thereof so that, as amended, said Article shall be and read as follows: "The total number of shares of stock which this corporation is authorized to have outstanding at any one time is six million five hundred thousand (6,500,000) shares, which shall be divided as follows: (a) Six million (6,000,000) shares of Common stock having a nominal or par value of Six and Two-Thirds Cents ($.06 2/3) per share. (b) Five hundred thousand (500,000) shares of Preferred stock having a nominal or par value of Ten Cents ($.10) per share."

.. SECOND: That in lieu of a meeting and vote of stock-holders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Puroflow Incorporated has caused this Certificate to be signed by GEORGE SOLYMAR, its President, and attested by REUBEN M. SIWEK, its Secretary, this Ni nth day of March , 1989. ATTEST: By __,_!....;;'[-=)L~Yh~·~~/~,=-.J...~,-----,--- Reuben M. Siwek, Secretary

FILED 10:00 AM 10/17/1995 950238115 - 567115 CERTIFICATE OF AMENDMENT OF CERTIFICATE Of INCORPORATION OF PUROFLOW INCORPORATED Puroflow Incorporated, a corporation organized c,nd existing under and bv virtue of rhe General Corporation Law of the State of Delaware. DOES HERESY CERTIFY: fl.B.iI: That the Board of Directors of said corporation, at a meering duly held, adopted '1 resolution proposing and declaring adviseble the following amendment to the Certificate of Incorporation of said corporation: RESOLVED, That the Certificare of lm;orporation of Puroflow Incorporated be amended by changing the first three paragraphs of the Fourth Article thereof so that. as amended, said Article shell be anCI read as follows: "The total number of shares of stock which this corporation is authorized to have issued at 5rt.'f cme til11e is 'l'lle1ve Mil.lion Five Htnb:ai 'l1nJSBnd (12,500,000) shares, which shall be divided as follows: (al Twelve Milllon (12,000,000) shares of Common Stock having a nornir,al or par value of One Cent ( $ .0 f l per share. (b) Five Hundred Thousand (500,000l shares of Preferred Stock having a nominal or par value of Ten Cents ($.10) per ghare.'' SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of Stockholders of said corporation was duly called and held on September 18, 1995, upon notice in accordence with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as requi!'ed by statute were voted in favor of the amendment. THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation L~w ot ths State of Delaware.

Certificate of Amendment of Certificate of Incorporation of Puroflow Incorporated Page 2 IN WITNESS WHEREOF, said Puroflow Incorporated has caused this Certificate to be signed by Michael H. Fig off, its President, and attested by Sandy Yoshisato, its Secretary, this 3rd day of October, 1995. Puroflow Incorporated ATTEST: By s,,S2 f+• Sandy Yoshisat~ Secretary

CALIFORNIA ALL·PURPOSE ACKNOWLEDGMENT State of California County of Los Angel es On October 3, 1995 before me, Sandy Yoshisato, Notary Public DATE NAME, TITLE OF OFFICER - E.G , "JANE DOE. NOTARY PUBLIC" personally appeared __ M_,_· c_h_ae_l_H_. _F_i_g_of_f _______________ _ NAME(S) OF SIGNER(S) [x] personally known to me - OR - D proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and ac-knowledged to me that he/she/they executed the same in his/her/their authorized 1· ........ , , .. ·1 a •_:,.. SANORA M. VC ... HISATO ..,. • -- -~ COMM.# 1036417 z I ~ -,,; • .. Nota,y Pl.bile - Co!ifomia ?£ z , ' LOS ANGELES COUNTY ;:. l Mv Comm. Expires AUG 21. I'.( . " 4000000¥03000~ capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS my hand and official seal. SIGNATURE F NOTARY No. 5907 ----------OPTIONAL---------- Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form. CAPACITY CLAIMED BY SIGNER 0 INDIVIDUAL [x) CORPORATE OFFICER President TITLE(S) 0 PARTNER(S) 0 ATTORNEY-IN-FACT 0 TRUSTEE(S) 0 LIMITED 0 GENERAL 0 GUARDIAN/CONSERVATOR 0 OTHER: ----- SIGNER IS REPRESENTING: NAME OF PERSON(S) OR ENTITY(IES) Puroflow Incorporated DESCRIPTION OF ATTACHED DOCUMENT Certificate of Amendment of Certificate of Incorporation TITLE OR TYPE OF DOCUMENT Two (2) NUMBER OF PAGES October 3, 1995 DATE OF DOCUMENT SIGNER(S) OTHER THAN NAMED ABOVE ©1993 NATIONAL NOTARY ASSOCIATION• B236 Remmel Ave, P.O. Box 7184 • Canoga Park, CA 91309-7184

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PUROFLOW INCORPORATED

Puroflow Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article FOURTH of the Certificate of Incorporation of the Corporation as follows:

> "FOURTH: This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock this Corporation is authorized to issue is 12,000,000, par value $.15 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 500,000 shares of Preferred Stock, par value $.10 per share, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restriction granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

As of October 8, 2001 (the "Effective Date"), each share of Common Stock, par value $.01 per share, of the Corporation issued and outstanding or held as treasury

-1-

323951-2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/26/2001
010478351 - 0567115

shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-fifteenth of one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the then market value of such fractional interest. Such market value will be determined by calculating the average closing price of the Common Stock as quoted on the OTC Bulletin Board for the ten business days prior to the Effective Date. No interest shall be payable on the Cash-in-Lieu Amount."

SECOND: That thereafter, the stockholders of the Corporation, at a duly called meeting of the stockholders, voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Puroflow Incorporated has caused this Certificate to be signed by Michael H. Figoff, its President and Chief Executive Officer, this 25 day of September, 2001.

PUROFLOW INCORPORATED

By: [signature]
Michael H. Figoff
President and Chief Executive Officer

-2-

323951-2

TOTAL P.03

TOTAL P.03

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:44 AM 10/29/2003
FILED 11:36 AM 10/29/2003
SRV 030693726 - 0567115 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PUROFLOW INCORPORATED

PUROFLOW INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") by amending Article First to change the name of the Corporation.

2. The text of Article First of the Certificate of Incorporation is amended hereby to read as follows:

"First: The name of the Corporation is Argan, Inc."

3. The foregoing amendment to the Certificate of Incorporation was duly adopted by vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon.

4. This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned authorized officer this 23rd day of October, 2003.

PUROFLOW INCORPORATED

By: [signature]

Name: Rainer H. Bosselmann
Title: Chairman of the Board

CERTIFICATE OF AMENDMENT OFTHE CERTIFICATE- OF INCORPORATION OF ARGAN,INC. ARGAN, fNC .• a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation''), DOES HEREBY CERTIFY: 1. This Certificate of Amendment amends the Certificate of incorporation of the Corporation (the "Certificate of Incorporation") by amending the Fourth Article thereof to increase the numbt.-rof authorized shares of the Corporation's Common Stock from 12,000,000 shares to 30,000.000 shares. 2. The text of Article Four of the Certificate of Incorporation is hereby amende<l by deleting the reference therein to "I 2;000,000" and inserting "30,000,000" in l.icu thereof: 3. The foregoing amendment to the Certificate of Incorporation was duly adopted by vote oftht'. stockholders holding a majority of the outstanding stock entitled to vote thereon. 4. This amendment to the Ce11ificate of Incorporation was duly adopte-d in accordanc~ with the provisions of Section 242 of the General Corptm:1tion Luw of the State of Delaware. IN WITNESS WHEREOF. the Corporation has caused this certificate to be signed by the undersignt~d authorized officer this /1 t1 day of June, 2007. State of Delaware Secretazy of State Division of Corporations Delivered 10:07 PM 06/25/2007 FILED 09: 37 PM 06/25/2007 SRV 070749258 - 0567115 FILE

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF ARGAN, INC. Argan, inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows: FIRST: This Certificate of Amendment (the "Certificate") amends the provisions of the Corporation's Certificate of Incorporation originally filed with the Secretary of State of the State of Delaware on May 15, 1961, as subsequently amended (the "Amended Certificate of Incorporation"). SECOND: Article 12 ofthe Amended Certificate of Incorporation is hereby amended and restated in its entirety as follows: TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, as of the date of such amendment. No amendment or modification (including any amendment or modification effected by operation of law merger, consolidation or otherwise) or repeal of the foregoing paragraph shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation hereunder in respect of any acts or omissions occurring prior to the effectiveness of such amendment, modification or repeal. THIRD: This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL. FOURTH: All other provisions of the Amended Certificate of Incorporation shall remain in full force and effect. IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Certificate are true under the penalties of perjury this 17th day of June, 2025.